CONSENT OF INDEPENDENT AUDITORS




         We consent to the inclusion of our report dated September 30, 1994, on the consolidated financial statements of Medical Service Agency, Inc. and subsidiary and the reference to our firm under the caption "Financial Statements" in the Form S-1 Registration Statement of MedNet, MPC Corporation for the registration of 3,845,111 shares of common stock, and in the Post Effective Amendment No. 2 of the registration statement for 7,423,024 shares of common stock that MedNet, MPC Corporation expects to file with the Securities and Exchange Commission in January 1996.



\s\McKonly & Asbury

Harrisburg, Pennsylvania
January 26, 1996